Exhibit 10.2

LGHL Announces Strategic Investment in Indonesian Stablecoin and Digital Financial
Infrastructure Provider via Stock-for-Participation Arrangement

SINGAPORE, June 22, 2026 / PRNewswire / -- Lion Group Holding Ltd. (NASDAQ: LGHL) (“Lion Group” or the “Company”), a leading operator of an all-in-one trading platform and digital asset treasury holder, today announced its participation in an investment in PT Nusantara Bumi Sangkara (the “Target Company”), an Indonesia-based technology company focused on digital financial solutions, including the issuance of the Indonesian Rupiah-pegged stablecoin NIDR.

Under the Investment Participation and Economic Interest Arrangement Agreement with Meili Capital Management Limited (“Meili”), Lion Group will provide investment consideration of up to USD 12,000,000 through a non-cash transaction involving the issuance of its ordinary shares (represented by American Depositary Shares or ADSs) or other equity-linked securities. Upon completion, Lion Group will obtain a 10% indirect economic interest or equivalent participation in the Target Company through Meili or its designated investment vehicle. This structure aligns with the framework previously established under the Parties’ strategic cooperation MOU.

The Target Company is developing NIDR, a compliant stablecoin pegged 1:1 to the Indonesian Rupiah, supported by safe and liquid reserve assets. It aims to provide low-cost, cross-border fund transfer and value exchange services, while building broader digital financial infrastructure integrating blockchain, smart contracts, AI-driven risk control, and automated decision-making. Recent regulatory progress includes approvals or confirmations from Indonesia’s Financial Services Authority (OJK), positioning it as a potential early compliant stablecoin issuer in the market.

Strategic Alignment with Aquila AI Infrastructure and DAT (Digital Asset Treasury) Initiatives

This investment represents a key step in Lion Group’s dual-track growth strategy:

●	Digital Asset Treasury (DAT): By participating in a compliant, real-world-asset (RWA) backed stablecoin and digital payments platform, Lion Group further diversifies and strengthens its digital asset treasury. This complements the Company’s existing holdings and treasury reallocations into high-potential ecosystems (including Hyperliquid and Bitcoin), enhancing exposure to tokenized value exchange, payments, and on-chain infrastructure in high-growth Southeast Asian markets.

●	Aquila AI Infrastructure: The Target Company’s integration of AI-driven risk control, intelligent analytics, fraud detection, and automated liquidity management directly synergizes with Lion Group’s proposed acquisition of Aquila Hash, Inc., a U.S.-headquartered global AI infrastructure platform specializing in AI Factories, GPU cloud platforms, and AI-native services. Together, these initiatives position Lion Group at the forefront of AI-Web3 convergence, enabling advanced applications in digital finance, DePIN, real-world asset tokenization, and scalable financial infrastructure.

Mr. Wilson Wang, Chief Executive Officer of Lion Group Holding Ltd., commented: “This strategic participation through Meili marks a significant milestone in our expansion into Southeast Asia’s digital economy. By leveraging stock consideration in a non-cash transaction, we preserve capital while gaining exposure to a promising stablecoin and digital payments platform that aligns seamlessly with our DAT treasury strategy and Aquila AI infrastructure ambitions. We are excited about the potential synergies in AI-powered financial services and blockchain innovation.”

The transaction remains subject to customary conditions, including necessary approvals, definitive documentation, and compliance with Nasdaq, SEC, and other regulatory requirements. It does not constitute a direct equity investment by Lion Group in the Target Company but provides indirect economic participation.

About Lion Group Holding Ltd.

Lion Group Holding Ltd. (Nasdaq: LGHL) operates an all-in-one, state-of-the-art trading platform that offers a wide spectrum of products and services, including (i) total return swap (TRS) trading, (ii) contract-for-difference (CFD) trading, and (iii) Over-the-counter (OTC) stock options trading. Additional information may be found at http://ir.liongrouphl.com.

About Meili Capital Management Limited

Meili Capital Management Limited is an asset management group specializing in digital assets, tokenization of real-world assets, fund structuring, and global capital markets, with deep expertise in identifying and evaluating high-quality investment opportunities in the Web3 ecosystem.

About PT Nusantara Bumi Sangkara

PT Nusantara Bumi Sangkara is a technology company developing digital financial infrastructure in Indonesia, with a core focus on the issuance and management of NIDR — an Indonesian Rupiah-pegged stablecoin (1:1 peg) intended to be backed by safe and highly liquid reserve assets. The company aims to provide low-cost, cross-border fund transfer and value exchange services for individual users and enterprises.

Beyond stablecoin issuance, the Target Company is building a comprehensive digital financial ecosystem that integrates blockchain, smart contracts, AI-driven risk control, automated decision-making, and intelligent liquidity management. It seeks to support Indonesia’s digital economy, financial inclusion, and payment settlement infrastructure. The company has obtained relevant approvals/confirmations from Indonesia’s Financial Services Authority (OJK) and is advancing custodian arrangements, reserve asset allocation, and system testing ahead of formal NIDR issuance.

Forward-Looking Statements

This press release contains, “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Lion Group’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements about: Lion Group’s entry into a Investment Participation and Economic Interest Arrangement Agreement and its anticipated benefits; Lion Group’s participation in Meili’s investment in the Target Company, including the ability to fulfill the parties’ obligations under the definitive agreements, the expected timing, structure, and terms of the investment, and the satisfaction of closing conditions; the expected synergies of the proposed transaction with Lion Group’s acquisition of Aquila Hash, Inc. and its broader strategic initiatives, including the potential expansion into Southeast Asia’s digital economy, exposure to regulated digital financial infrastructure, stablecoin platforms, and AI-driven risk control technologies; expectations regarding the adoption of blockchain, AI-enabled analytics, and digital asset solutions in target markets; Lion Group’s goals and strategies; Lion Group’s future business development, financial condition and results of operations; and assumptions underlying or related to any of the foregoing. Lion Group cautions that the foregoing list of factors is not exclusive. Lion Group cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Lion Group does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. Additional information concerning these and other factors that may impact our expectations and projections can be found in Lion Group’s periodic filings with the SEC, including Lion Group’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025. Lion Group’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts

Lion Group Holding Ltd.

Tel: +65 8877 3871

Email: ir@liongrouphl.com